UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2022

FIFTH WALL ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40415	98-1583957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6060 Center Drive, 10th Floor Los Angeles, California	90045
(Address of principal executive offices)	(Zip Code)

(310) 853-8878

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001	FWAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry Into the Merger Agreement with Fifth Wall Acquisition Corp. III

On December 13, 2022, Fifth Wall Acquisition Corp. III, a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), “FWAC”), entered into an agreement and plan of merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among FWAC, Queen Merger Corp. I, a Maryland corporation and a wholly-owned subsidiary of FWAC (“Merger Sub”), and Mobile Infrastructure Corporation, a Maryland corporation (“MIC”). The transactions set forth in the Merger Agreement, including the Mergers (defined below), will constitute a “Business Combination” as contemplated by FWAC’s amended and restated memorandum and articles of association. Unless expressly stated otherwise herein, capitalized terms used but not defined herein shall have such meanings ascribed to them in the Merger Agreement.

The Merger

The Merger Agreement provides for, among other things, the following transactions: (i) FWAC will transfer by way of continuation from the Cayman Islands to the State of Maryland and will domesticate by means of a corporate conversion (the “Domestication”) to a Maryland corporation (“Surviving Pubco”) in accordance with Title 3, Section 9 of the Maryland General Corporation Law, as amended (the “MGCL”), and Part XII of the Cayman Islands Companies Act (as revised), and, in connection with the Domestication, (A) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of FWAC (the “Class A Shares”) will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001, of Surviving Pubco (the “Surviving Pubco Shares”); and (B) each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of FWAC will convert automatically, on a one-for-one basis, into one Surviving Pubco Share; and (ii) following the Domestication, (A) Merger Sub will merge with and into MIC in accordance with the MGCL (the “First Merger”), with MIC continuing as the surviving entity (the “First-Step Surviving Company”) and (B) immediately following the effectiveness of the First Merger, the First-Step Surviving Company will merge with and into Surviving Pubco in accordance with the MGCL (the “Second Merger” and, together with the First Merger, the “Mergers”), with Surviving Pubco continuing as the surviving entity (the “Second-Step Surviving Company”).

Consideration

Subject to the terms and conditions set forth in the Merger Agreement and in consideration of the First Merger, at the First Effective Time (i) each issued and outstanding share of MIC’s common stock, $0.0001 par value per share (“MIC Common Stock”) (excluding shares owned by any Mobile Company) will be converted into the right to receive such number of Surviving Pubco Shares equal to the Exchange Ratio and (ii) each issued and outstanding share of MIC Preferred Stock will be converted into the right to receive the applicable MIC Preferred Stock Merger Consideration. In addition, at the First Effective Time, the First-Step Surviving Company will assume each MIC Common Stock Warrant and each such MIC Common Stock Warrant will become a warrant (a “Surviving Pubco Warrant”) to purchase that number of Surviving Pubco Shares equal to the product of (a) the number of shares of MIC Common Stock that would have been issuable upon the exercise of such MIC Common Stock Warrant and (b) the Exchange Ratio, at an exercise price per share equal to the quotient determined by dividing the per share exercise price of such MIC Common Stock Warrant as of immediately prior to the Closing by the Exchange Ratio. Each outstanding share of MIC Common Stock that is held by any Mobile Company will be canceled without payment of any consideration therefor and no Mobile Company shall be entitled to any consideration by virtue of either Merger.

Subject to the terms and conditions set forth in the Merger Agreement and in consideration of the First Merger, at the First Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub will be converted into one share of common stock, par value $0.01 per share, of the First-Step Surviving Company.

Subject to the terms and conditions set forth in the Merger Agreement and in consideration of the Second Merger, at the Second Effective Time, each share of common stock, par value $0.01 per share, of the First-Step Surviving Company will be canceled and cease to exist without any consideration therefor by virtue of the Second Merger.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to the parties, the transactions contemplated by the Merger Agreement and their respective business operations and activities. The representations and warranties of the parties do not survive the closing of the Mergers (the “Closing”).

Covenants

The Merger Agreement contains customary covenants of the parties thereto, including: (a) the requirement to make appropriate filings and obtain clearance pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), if required, and (b) preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with respect to (i) the Surviving Pubco Shares issuable upon conversion of the outstanding Class A ordinary shares of FWAC in the Domestication; (ii) the Surviving Pubco Shares issuable as Merger Consideration, including any Surviving Pubco Shares underlying the Surviving Pubco Warrants; and (iii) the Surviving Pubco Series 1 Preferred Shares and the Surviving Pubco Series A Preferred Shares issuable as MIC Preferred Stock Merger Consideration, which Form S-4 will contain a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”).

The Merger Agreement also contains mutual exclusivity provisions prohibiting (a) FWAC and its subsidiaries from initiating, soliciting, endorsing or encouraging an Acquiror Acquisition Proposal (subject to limited exceptions specified therein) or entering into any contracts or agreements in connection therewith and (b) MIC and its subsidiaries from initiating, soliciting, endorsing or encouraging a Company Acquisition Proposal (subject to limited exceptions specified therein) or entering into any contracts or agreements in connection therewith. However, MIC may, prior to obtaining the approval of the First Merger by MIC’s stockholders, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited bona fide acquisition proposal if the board of directors of MIC (the “Board”) determines in good faith, after consultation with outside legal counsel and financial advisors, that an alternative acquisition proposal constitutes, or would reasonably be likely to lead to, a Superior Proposal, and the Board further determines in good faith, after consultation with outside legal counsel, that the failure to take such actions would reasonably be expected to constitute a breach of its fiduciary duties under applicable law.

Conditions to Consummation of the Transactions

Consummation of the transactions contemplated by the Merger Agreement is subject to conditions of the respective parties that are customary for a transaction of this type, including, among others: (a) approval by FWAC’s shareholders of certain proposals to be set forth in the Joint Proxy Statement/Prospectus; (b) approval of the Mergers and the other transactions contemplated by the Merger Agreement by the stockholders of MIC; including an amendment to MIC’s charter to remove provisions related to Roll-Up Transactions (as defined in MIC’s charter) (the “Charter Amendment”); (c) there being no Governmental Order, statute, rule or regulation enjoining or prohibiting the consummations of the Mergers; (d) the waiting period applicable to the Mergers under the HSR Act, if applicable, having expired (or early termination having been granted); (e) the Registration Statement becoming effective; and (f) FWAC having at least $5,000,001 of net tangible assets.

MIC and its subsidiaries have separate closing conditions, including, among others, that no material adverse effect has occurred with respect to FWAC. FWAC and Merger Sub have separate closing conditions, including, among others, that no material adverse effect has occurred with respect to MIC.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, among others:

(i)	by written consent of FWAC and MIC;

(ii)	by either party if there is a final non-appealable order issued by a governmental authority preventing the consummation of the transactions contemplated by the Merger Agreement;

(iii)	by either party if the stockholders of MIC do not approve the First Merger and the Charter Amendment;

(iv)	by either party if the shareholders of FWAC do not approve certain of the proposals set forth in the Merger Agreement at the shareholders’ meeting;

(v)	subject to certain provisions for extension, by either party if the Closing has not occurred on or prior to May 27, 2023;

(vi)

by either party if the other party breached any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, such that the conditions to closing would not be satisfied and such breach cannot or has not been cured within 30 days’ notice by the other party;

(vii)	by written notice of MIC to FWAC prior to the receipt of MIC stockholder approval, in order to accept a Superior Proposal; and

(viii)

by written notice of FWAC to MIC if (i) the Board or a committee thereof shall have made an adverse recommendation change, (ii) the Board shall have failed to publicly recommend against any tender offer or exchange offer that constitutes a takeover proposal within ten business days, after the commencement of such tender offer or exchange offer, (iii) the Board shall have failed to publicly reaffirm its recommendation to approve the Mergers within ten business days after the date an acquisition proposal is announced or (iv) a willful or material breach of MIC’s non-solicitation covenant occurs.

Except for the payment of a termination fee of $4,000,000 by MIC in the case of certain termination events, if the Merger Agreement is validly terminated, none of the parties will have any liability or any further obligation under the Merger Agreement with certain limited exceptions, including liability arising out of any willful and material breach of the Merger Agreement.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement filed herewith. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about FWAC, MIC or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in FWAC’s public disclosures.

Lock-up Agreements

Sponsor Lock-up Agreement

Concurrently with the execution of the Merger Agreement, Fifth Wall Acquisition Sponsor III LLC, a Cayman Islands limited liability company (the “Sponsor”), MIC and FWAC entered into a lock-up agreement (“Sponsor Lock-up Agreement”). Pursuant to the Sponsor Lock-up Agreement, Sponsor agreed, among other things, that its shares received in exchange for the Class A ordinary shares of FWAC in the Mergers, may not be transferred until, subject to certain customary exceptions, the earlier to occur of (a) six (6) months following Closing and (b) the date after the Closing on which FWAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FWAC’s shareholders having the right to exchange their equity holdings in FWAC for cash, securities or other property.

A copy of the Sponsor Lock-up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Sponsor Lock-up Agreement is not complete and is qualified in its entirety by reference to the Sponsor Lock-up Agreement filed herewith, which is incorporated by reference herein.

Seller Lock-up Agreement

Concurrently with the execution of the Merger Agreement, certain security holders of MIC (“MIC Holders”), FWAC and MIC entered into a lock-up agreement (“Seller Lock-up Agreement”). Pursuant to the Seller Lock-up Agreement, MIC Holders agreed, among other things, that their shares received as MIC Common Stock Merger Consideration may not be transferred until, subject to certain customary exceptions, the earlier to occur of (a) six (6) months following Closing and (b) the date after the Closing on which FWAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FWAC’s shareholders having the right to exchange their equity holdings in FWAC for cash, securities or other property.

A copy of the Seller Lock-up Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Seller Lock-up Agreement is not complete and is qualified in its entirety by reference to the Seller Lock-up Agreement filed herewith, which is incorporated by reference herein.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, FWAC also entered into a Sponsor Agreement (the “Sponsor Agreement”) with the Sponsor, and certain holders of FWAC’s Class B ordinary shares, par value $0.0001 per share (the “Class B Holders”), whereby the Sponsor and the Class B Holders, have agreed to waive certain of their anti-dilution and conversion rights with respect to their Class B ordinary shares, par value $0.0001 per share, of FWAC (such shares, together with any Class A Shares or Surviving Pubco Shares issuable upon conversion thereof, the “Founder Shares”). The Sponsor also has agreed to certain restrictions with respect to its Founder Shares, as follows: (a) 1,658,750 Founder Shares will vest at such time as the aggregate volume-weighted average price per Surviving Pubco Share for any 5-consecutive trading day period after the Closing Date equals or exceed $16.00 per share (provided that such Founder Shares will be cancelled if the Founder Shares have not vested prior to December 31, 2026), (b) 1,658,750 Founder Shares will vest at such time as the aggregate volume-weighted average price per Surviving Pubco Share for any 5-consecutive trading day period after the Closing Date equals or exceeds $20.00 per share (provided that such Founder Shares will be cancelled if the Founder Shares have not vested prior to December 31, 2028), (c) the Sponsor will deliver to FWAC for cancellation and for no consideration 1,375,000 Founder Shares and any portion of 2,062,500 Founder Shares not transferred to third-party investors in connection with the Closing, and (d) if the aggregate cash proceeds from PIPE Investments (excluding the Initial PIPE Investment and PIPE Investments by MIC’s directors, officers and affiliates) and any other third-party financing (other than debt financing) to be funded at the Closing are less than $40,000,000, the Sponsor will deliver to FWAC for cancellation and for no consideration 1,375,000 Founder Shares, which number of shares shall be reduced to 1,000,000 Founder Shares if such cash proceeds at Closing equal or exceed $40,000,000 but are less than $50,000,000. If earlier, the Founder Shares described in the foregoing clauses (a) and (b) shall vest on the date after the Closing on which Surviving Pubco (or its successors) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Surviving Pubco’s (or its successor’s) stockholders having the right to exchange their Surviving Pubco Shares for cash, securities or other property.

A copy of the Sponsor Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Sponsor Agreement is not complete and is qualified in its entirety by reference to the Sponsor Agreement filed herewith, which is incorporated by reference herein.

PIPE Investment (Private Placement)

Concurrently with the execution of the Merger Agreement, FWAC entered into a subscription agreement (the “Subscription Agreement”) with the Initial PIPE Investor, pursuant to which, among other things, the Initial PIPE Investor has agreed to subscribe for and purchase, and FWAC has agreed to issue and sell to the Initial PIPE Investor an aggregate of 1,200,000 Surviving Pubco Shares for a purchase price of $10.00 per 1.2 shares, on the terms and subject to the conditions set forth therein (the “Initial PIPE Investment”). The Subscription Agreement contains customary representations and warranties of FWAC, on the one hand, and the Initial PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the transactions contemplated by the Merger Agreement. Surviving Pubco Shares to be issued and sold to the Initial PIPE Investor pursuant to the Subscription Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreement provides the Initial PIPE Investor with certain customary registration rights. The Subscription Agreement further provides that one-sixth of the Surviving Pubco Shares issued to the PIPE Investors will be subject to certain transfer restrictions.

A copy of the form of Subscription Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the form of Subscription Agreement filed herewith, which is incorporated by reference herein.

Support Agreements

Color Up Support Agreement

Concurrently with the execution of the Merger Agreement, FWAC and Color Up, LLC, a Delaware limited liability company (“Color Up”), entered into an agreement (the “Color Up Support Agreement”) pursuant to which Color Up agreed to vote its MIC shares (i) in favor of the Mergers and the transactions contemplated by the Merger Agreement, (ii) in favor of any proposal to adjourn a meeting of the MIC stockholders at which there is a proposal to adopt the Merger Agreement if there are not sufficient votes to adopt the proposals described in clause (i) above or if there are not sufficient shares of MIC’s common stock present in person or represented by proxy to constitute a quorum, (iii) against any Company Acquisition Proposal, (iv) subject to certain exceptions, in any circumstances upon which a consent or other approval is required under MIC’s Charter or otherwise sought with respect to the Merger Agreement (including the Mergers), to vote, consent or approve all of Color Up’s MIC shares held at such time in favor thereof, (v) against and withhold consent with respect to any merger, purchase of all or substantially all of MIC’s assets or other business combination transaction (other than the Merger Agreement), (vi) against any proposal, action or agreement that would impede, frustrate, prevent or nullify any provision of the Color Up Support Agreement, the Merger Agreement, or the Mergers, and (vii) in favor of any proposal to amend the Third Amended and Restated Limited Partnership Agreement of Mobile Infra Operating Partnership, L.P., as contemplated by the Merger Agreement (the “A&R LPA”). Color Up Support Agreement also contains customary termination provisions.

A copy of the Color Up Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference. The foregoing description of the Color Up Support Agreement is not complete and is qualified in its entirety by reference to the Color Up Support Agreement filed herewith, which is incorporated by reference herein.

HS3 Support Agreement

Concurrently with the execution of the Merger Agreement, FWAC and HSCP Strategic III, L.P., a Delaware limited partnership (“HS3”), entered into an agreement (the “HS3 Support Agreement”) pursuant to which HS3 agreed to enter into the A&R LPA. HS3 Support Agreement also contains customary termination provisions.

A copy of the HS3 Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference. The foregoing description of the HS3 Support Agreement is not complete and is qualified in its entirety by reference to the HS3 Support Agreement filed herewith, which is incorporated by reference herein.

Color Up and HS3 are limited partners of the Mobile Infra Operating Partnership, L.P. (“Operating Partnership”) and own approximately 44.2% and 10%, respectively, of the outstanding operating partnership units of the Operating Partnership. Color Up is MIC’s largest stockholder and is controlled by MIC’s Chief Executive Officer and a director, Manuel Chavez, MIC’s President, Chief Financial Officer, Treasurer, Secretary and a director, Stephanie Hogue, and a director of MIC, Jeffrey Osher. HS3 is controlled by Mr. Osher.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K relating to the “PIPE Investment (Private Placement)” are incorporated by reference into this Item 3.02. The Surviving Pubco Shares to be issued and sold to the PIPE Investors pursuant to the Subscription Agreements, will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On December 13, 2022, FWAC and MIC issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Furnished herewith as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that has been made available to investors in connection with the announcement of the Merger Agreement.

The foregoing (including the information presented in Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1 and Exhibit 99.2, that is provided solely in connection with Regulation FD.

Additional Information

This document relates to the proposed Mergers involving FWAC and MIC. FWAC intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of FWAC and MIC that will constitute a prospectus of FWAC, referred to as a Joint Proxy Statement/Prospectus, and each party will file other documents with the SEC regarding the proposed transaction. A definitive Joint Proxy Statement/Prospectus will also be sent to the shareholders of FWAC and the stockholders of MIC, in each case seeking any required approvals. Investors and security holders of FWAC and MIC are urged to carefully read the entire Joint Proxy Statement/Prospectus, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by FWAC and MIC with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, the documents filed by FWAC, when available, can be obtained free of charge from FWAC upon written request to Fifth Wall Acquisition Corp. III, 6060 Center Drive, 10th Floor, Los Angeles, California 90045, and the documents filed by MIC, when available, can be obtained free of charge from MIC upon written request to MIC, 30 W 4th Street, Cincinnati, Ohio 45202.

No Offer or Solicitation

This document does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This document also does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor will there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Participants in the Solicitation

FWAC, MIC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the Mergers and related matters. Information regarding FWAC’s directors and executive officers is contained in the section of FWAC’s final IPO prospectus titled “Management”, which was filed with the SEC on May 26, 2021, and information regarding MIC’s directors and executive officers is contained in the section of MIC’s Annual Report on Form 10-K titled “Directors, Executive Officers and Corporate Governance”, which was filed with the SEC on March 30, 2022. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC when they become available. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the paragraph titled “Additional Information.”

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, FWAC’s and MIC’s expectations or predictions of future financial or business performance or conditions, the anticipated benefits of the proposed transaction, the expected composition of the management team and board of directors following the transaction, the expected use of capital following the transaction, including MIC’s ability to accomplish the initiatives outlined above, the expected timing of the closing of the transaction and the expected cash balance of the combined company following the Closing. Any forward-looking statements herein are based solely on the expectations or predictions of FWAC or MIC and do not express the expectations, predictions or opinions of Fifth Wall in any way. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “predicts,” “forecasts,” “may,” “will,” “could,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “potential,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in the section of FWAC’s Form S-1 titled “Risk Factors,” which was filed with the SEC on April 16, 2021, as amended, and in the section of MIC’s Annual Report on Form 10-K titled “Risk Factors,” which was filed with the SEC on March 30, 2022, and in Part II, Item 1A “Risk Factors” in MIC’s Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2022, August 15, 2022, and November 18, 2022. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are based on FWAC’s or MIC’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither FWAC nor MIC is under any obligation and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FWAC and MIC have filed or will file from time to time with the SEC.

In addition to factors previously disclosed in FWAC’s and MIC’s reports filed with the SEC, including FWAC’s and MIC’s most recent reports on Form 8-K and all attachments thereto, which are available, free of charge, at the SEC’s website at www.sec.gov, and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: risks and uncertainties related to the inability of the parties to successfully or timely consummate the Mergers, including the risk that any required regulatory approvals or securityholder approvals of FWAC or MIC are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Mergers is not obtained, failure to realize the anticipated benefits of the Mergers, risks related to MIC’s ability to execute on its business strategy, attain its investment strategy or increase the value of its portfolio, act on its pipeline of acquisitions, attract and retain users, develop new offerings, enhance existing offerings, compete effectively, and manage growth and costs, the duration and global impact of COVID-19, the possibility that FWAC or MIC may be adversely affected by other economic, business and/or competitive factors, the number of redemption requests made by FWAC’s public shareholders, the ability of MIC and the combined company to leverage Fifth Wall’s limited partner and other commercial relationships to grow MIC’s customer base (which is not the subject of any legally binding obligation on the part of Fifth Wall or any of its partners or representatives), the ability of MIC and the combined company to leverage its relationship with any other MIC investor (including investors in the proposed PIPE Investment) to grow MIC’s customer base, the ability of the combined company to meet Nasdaq’s listing standards (or the standards of any other securities exchange on which securities of the public entity are listed) following the Mergers, the inability to complete the private placement of FWAC common stock to certain institutional accredited investors, the risk that the announcement and consummation of the transaction disrupts MIC’s current plans and operations, costs related to the transaction, changes in applicable laws or regulations, the outcome of any legal proceedings that may be instituted against FWAC, MIC, or any of their respective directors or officers, following the announcement of the transaction, the ability of FWAC or the combined company to issue equity or equity-linked securities in connection with the proposed Mergers or in the future, the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions and purchase price and other adjustments; and those factors discussed in documents of FWAC or MIC filed, or to be filed, with the SEC. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements will also be provided in the Joint Proxy Statement/Prospectus, when available.

Any financial projections in this document are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond FWAC’s and MIC’s control. While all projections are necessarily speculative, FWAC and MIC believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this document should not be regarded as an indication that FWAC and MIC, or their representatives, considered or consider the projections to be a reliable prediction of future events.

This document is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in FWAC and is not intended to form the basis of an investment decision in FWAC. All subsequent written and oral forward-looking statements concerning FWAC and MIC, the proposed transaction, or other matters and attributable to FWAC and MIC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Agreement and Plan of Merger, dated as of December 13, 2022, by and among Fifth Wall Acquisition Corp. III, Queen Merger Corp. I and Mobile Infrastructure Corporation†

10.1	Sponsor Lock-up Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Sponsor III LLC, Fifth Wall Acquisition Corp. III, and Mobile Infrastructure Corporation

10.2	Seller Lock-up Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Corp. III, Mobile Infrastructure Corporation and certain security holders of Mobile Infrastructure Corporation

10.3	Sponsor Agreement, dated as of December 13, 2022, by and among Fifth Wall Acquisition Corp. III, Fifth Wall Acquisition Sponsor III LLC, and certain holders of Fifth Wall Acquisition Corp. III’s Class B ordinary shares

10.4	Form of Subscription Agreement

10.5	Support Agreement, dated as of December 13, 2022, by and between Fifth Wall Acquisition Corp. III and Color Up, LLC

10.6	Support Agreement, dated as of December 13, 2022, by and between Fifth Wall Acquisition Corp. III and HSCP Strategic III, L.P.

99.1	Press Release, dated December 13, 2022

99.2	Investor Presentation, dated December 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). FWAC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022

FIFTH WALL ACQUISITION CORP. III

By:	/s/ Andriy Mykhaylovskyy
Name:	Andriy Mykhaylovskyy
Title:	Chief Financial Officer